UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2016

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Shell Plaza
910 Louisiana Street
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 241-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On May 17, 2016, Shell Midstream Partners, L.P. (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Shell Pipeline Company LP (“SPLC”) and Shell Midstream Operating LLC, (“Operating”), a wholly owned subsidiary of the Partnership, to acquire an additional 30.0% interest in Zydeco Pipeline Company LLC, an additional 1.0% interest in Bengal Pipeline Company LLC and an additional 3.0% interest in Colonial Pipeline Company for $700 million (the “Acquisition”). The Partnership expects to fund the Acquisition with a combination of proceeds from a capital markets transaction, borrowings under its revolving credit facilities, cash on hand and a combination thereof. The Acquisition is expected to close on or about May 23, 2016, with an effective date of April 1, 2016, subject to customary closing conditions.

The Contribution Agreement contains customary representations, warranties and covenants of SPLC, the Partnership and Operating. SPLC, on the one hand, and the Partnership and Operating, on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Contribution Agreement, subject to certain limitations and survival periods.

As of May 17, 2016, SPLC’s wholly owned subsidiary, Shell Midstream LP Holdings LLC, owned 21,475,068 common units and 67,475,068 subordinated units in the Partnership, representing an aggregate 52.8% limited partner interest. SPLC also owned a 100% interest in Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of the Partnership, which in turn owned 3,372,295 general partner units, representing a 2% general partner interest, and all of the incentive distribution rights in the Partnership. The terms of the Acquisition were approved by the board of directors of the General Partner (the “Board”) and by the conflicts committee of the Board, which consists entirely of independent directors. The conflicts committee engaged an independent financial advisor and legal counsel.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 17, 2016, the Partnership issued a press release announcing the entry into the Contribution Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided in this Item 7.01 (including the exhibits referenced therein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act of 1933, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Contribution Agreement dated as of May 17, 2016 by and among Shell Pipeline Company LP, Shell Midstream Partners, L.P., and Shell Midstream Operating LLC.

99.1	Press Release dated May 17, 2016, issued by Shell Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: May 17, 2016

INDEX TO EXHIBITS

Number	Description

10.1	Contribution Agreement dated as of May 17, 2016 by and among Shell Pipeline Company LP, Shell Midstream Partners, L.P., and Shell Midstream Operating LLC.

99.1	Press Release dated May 17, 2016, issued by Shell Midstream Partners, L.P.

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